                                                                    Exhibit 21.1

                      MACQUARIE INFRASTRUCTURE ASSETS TRUST

                         Subsidiaries of the Registrant

Macquarie Infrastructure Assets Trust (Registrant)

           SUBSIDIARIES                   STATE OF INCORPORATION OR ORGANIZATION
-----------------------------------       --------------------------------------
Macquarie Infrastructure Assets LLC             Delaware

Macquarie Infrastructure Assets Inc.            Delaware


                                       1